EXHIBIT 99.1

News Release

For Immediate Release	Contact: Steven E. Wilson
October 29, 2013	Chief Financial Officer
(800) 445-1347 ext. 8704

United Bankshares, Inc. Increases Earnings

for the Third Quarter and First Nine Months of 2013

WASHINGTON, D.C. and CHARLESTON, WV— United Bankshares, Inc. (NASDAQ: UBSI), today reported earnings for the third quarter and the first nine months of 2013. Earnings for the third quarter of 2013 were $22.2 million or $0.44 per diluted share, an increase from earnings of $19.3 million or $0.38 per diluted share for the third quarter of 2012. Earnings for the first nine months of 2013 were $66.0 million or $1.31 per diluted share, up from earnings of $61.4 million or $1.22 per diluted share for the first nine months of 2012.

“Third quarter and year-to-date 2013 earnings continue to be strong,” stated Richard M. Adams, United’s Chairman of the Board and Chief Executive Officer. “United also continues to be well capitalized based upon regulatory guidelines, and our asset quality outperforms our peers. United is one of only two major banking companies in the USA to have increased its dividend to shareholders for 39 consecutive years.”

Third quarter of 2013 results produced a return on average assets of 1.04% and a return on average equity of 8.64%, respectively. For the first nine months of 2013, United’s return on average assets was 1.05% while the return on average equity was 8.72%. United’s annualized returns on average assets and average equity were 0.92% and 7.76%, respectively, for the third quarter of 2012 while the returns on average assets and average equity was 0.97% and 8.32%, respectively, for the first nine months of 2012.

The results for the first nine months of 2013 included noncash, before-tax, other-than-temporary impairment charges of $971 thousand on certain investment securities. No noncash, before-tax, other-than-temporary impairment charges were recognized during the third quarter of 2013. Included in the results for the third quarter and first nine months of 2012 were noncash, before-tax, other-than-temporary impairment charges of $2.3 million and $5.4 million, respectively, on certain investment securities. The results for the third quarter and first nine months of 2012 also included an accrual of $3.3 million with respect to a settlement of claims asserted in class actions against United Bank, Inc. of West Virginia.

United’s asset quality continues to outperform its peers. United’s percentage of nonperforming loans to loans, net of unearned income of 1.26% at September 30, 2013 compares favorably to the most recently reported percentage of 2.13% at June 30, 2013 for United’s Federal Reserve peer group. At September 30, 2013, nonperforming loans were $83.1 million, down from nonperforming loans of $92.8 million or 1.43% of loans, net of unearned income, at December 31, 2012. As of September 30, 2013, the allowance for loan losses was $74.6 million or 1.13% of loans, net of unearned income, which was comparable to $73.9 million or 1.13% of loans, net of unearned income, at December 31, 2012. Total nonperforming assets of $125.7 million, including OREO of $42.5 million at September 30, 2013, represented 1.48% of total assets which also compares favorably to the most recently reported percentage of 1.73% at June 30, 2013 for United’s Federal Reserve peer group.

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United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 13.8% at September 30, 2013 while its estimated Tier I capital and leverage ratios are 12.6% and 10.8%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10%, a Tier I capital ratio of 6% and a leverage ratio of 5%.

Tax-equivalent net interest income for the third quarter of 2013 was $69.1 million, a decrease of $2.4 million or 3% from the third quarter of 2012 due mainly to a decrease in the average yield on earning assets. The third quarter of 2013 average yield on earning assets decreased 36 basis points from the third quarter of 2012. Partially offsetting this decrease to tax-equivalent net interest income for the third quarter of 2013 was an increase of $167.4 million or 2% in average earning assets from the third quarter of 2012. Average net loans and average investment securities increased $181.9 million or 3% and $75.2 million or 10%, respectively, while short-term investments declined $89.7 million or 27%. In addition, the average cost of funds for the third quarter of 2013 declined 17 basis points as compared to the third quarter of 2012. The net interest margin for the third quarter of 2013 was 3.65%, which was a decrease of 22 basis points from a net interest margin of 3.87% for the third quarter of 2012.

Tax-equivalent net interest income for the first nine months of 2013 was $205.2 million, a decrease of $7.6 million or 4% from the first nine months of 2012 due mainly to a decrease in the average yield on earning assets. The first nine months of 2013 average yield on earning assets decreased 26 basis points from the first nine months of 2012. In addition, average earning assets were flat, decreasing $24.1 million or less than 1% from the first nine months of 2012 as average short-term investments declined $261.3 million or 53%. Average net loans did increase $233.8 million or 4% for the first nine months of 2013 from the first nine months of 2012 to somewhat mitigate the decrease in average short-term investments. Average investment securities were relatively flat, increasing only $3.4 million or less than 1%. Partially offsetting the decreases to tax-equivalent net interest income for the first nine months of 2013 was a decline of 18 basis points in the average cost of funds as compared to the first nine months of 2012. The net interest margin for the first nine months of 2013 was 3.68%, which was a decrease of 12 basis points from a net interest margin of 3.80% for the first nine months of 2012.

On a linked-quarter basis, United’s tax-equivalent net interest income for the third quarter of 2013 increased $1.4 million or 2% due mainly to an increase in average earning assets and a decrease in the average cost of funds. Average earning assets increased $106.3 million or 1% during the quarter. Average net loans were flat for the quarter, increasing $50.7 million or less than 1%. Average investment securities increased $53.7 million or 7% while average short-term investments were flat, increasing $1.8 million or less than 1% for the quarter. The third quarter of 2013 average cost of funds decreased 3 basis points while the average yield on earning assets also decreased 3 basis points from the second quarter of 2013. The net interest margin of 3.65% for the third quarter of 2013 was the same as the net interest margin for the second quarter of 2013.

For the quarters ended September 30, 2013 and 2012, the provision for loan losses was $4.8 million and $4.3 million, respectively, while the provision for the first nine months of 2013 was $14.9 million as compared to $11.9 million for the first nine months of 2012. Net charge-offs were $4.8 million and $4.0 million for the third quarter of 2013 and 2012, respectively, as compared to $14.3 million and $12.0 million for the first nine months of 2013 and 2012. Annualized net charge-offs as a percentage of average loans were 0.29% for both the third quarter and first nine months of 2013. United’s most recently reported Federal Reserve peer group’s net charge-offs to average loans percentage was 0.31% for the second quarter of 2013.

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Noninterest income for the third quarter of 2013 was $18.3 million, which was an increase of $1.7 million from the third quarter of 2012. No noncash, before-tax, other-than-temporary impairment charges were recognized during the third quarter of 2013. Included in noninterest income for the third quarter of 2012 were noncash, before-tax, other-than-temporary impairment charges of $2.3 million on certain investment securities. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income for the third quarter of 2013 decreased $588 thousand or 3% from the third quarter of 2012. This decrease for the third quarter of 2013 was due primarily to small decreases in several noninterest income items, none of which were individually significant.

Noninterest income for the first nine months of 2013 was $55.8 million, which was an increase of $6.2 million from the first nine months of 2012. Included in noninterest income for the first nine months of 2013 were noncash, before-tax, other-than-temporary impairment charges of $971 thousand on certain investment securities as compared to noncash, before-tax other-than-temporary impairment charges of $5.4 million on certain investment securities for the first nine months of 2012. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income for the first nine months of 2013 increased $1.4 million or 3% from the first nine months of 2012. This increase for the first nine months of 2013 was due primarily to increases of $921 thousand in income from bank-owned life insurance policies due to a death benefit, $689 thousand in mortgage banking income due to increased sales of mortgage loans in the secondary market and $448 thousand in fees from bankcard services due to increased volume. Partially offsetting these increases was a decrease of $1.1 million in fees from deposit services due to lower overdraft fee income.

On a linked-quarter basis, noninterest income for the third quarter of 2013 decreased $764 thousand or 4% from the second quarter of 2013. This decrease for the third quarter of 2013 was due primarily to decreases of $364 thousand in income from trust and brokerage services due to a decrease in volume and the value of assets under management and $285 thousand in income from derivatives not in hedge relationships due to a change in the fair value. No significant noncash, other-than-temporary impairment charges or net gains from sales and calls of investment securities were included in the results for the third quarter and second quarter of 2013.

Noninterest expense for the third quarter of 2013 was $48.6 million, a decrease of $5.3 million or 10% from the third quarter of 2012. Included in the results for the third quarter of 2012 was the previously mentioned litigation settlement accrual of $3.3 million. In addition, data processing expense declined $795 thousand due to a change in servicers and other real estate owned (OREO) expense decreased $625 thousand as reductions to fair value declined.

Noninterest expense for the first nine months of 2013 was $145.4 million, a decrease of $10.0 million or 6% from the first nine months of 2012. Included in the results for the first nine months of 2012 was the litigation settlement accrual of $3.3 million. Otherwise, employee compensation for the first nine months of 2013 declined $2.3 million due to a reduction in employees from a merger of banking subsidiaries in 2012. In addition, other real estate owned (OREO) expense decreased $1.5 million as reductions to fair value and losses

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on sales declined, data processing expense declined $1.1 million due to a change in servicers, equipment expense decreased $1.0 million due mainly to a decline in maintenance costs from the first nine months of 2012. Partially offsetting these decreases was an increase of $1.2 million in employee benefits expense due mainly to higher pension costs. Also included in noninterest expense for the first nine months of 2013 was an increase in merger expenses of $805 thousand.

On a linked-quarter basis, noninterest expense for the third quarter of 2013 was flat from the second quarter of 2013, increasing $38 thousand or less than 1%. This slight increase was due primarily to increases of $312 thousand and $249 thousand in employee compensation and equipment expense, respectively. In addition, merger expenses increased $187 thousand from the second quarter of 2013. Virtually offsetting these increases was a decline of $795 thousand in other real estate owned (OREO) expense as reductions to fair value declined.

During the third quarter of 2013, United’s Board of Directors declared a cash dividend of $0.31 per share. United has increased its dividend to shareholders for 39 consecutive years. The annualized 2013 dividend of $1.24 equates to a yield above 4% based on recent UBSI market prices.

On January 30, 2013, United announced the signing of a definitive merger agreement with Virginia Commerce Bancorp, Inc. (“VCBI”) headquartered in Arlington, Virginia. VCBI has twenty-eight (28) banking offices, one residential mortgage origination office and one wealth management office located in the Northern Virginia suburbs of Washington, D.C. On September 11, 2013, United filed with the Securities and Exchange Commission a prospectus related to the merger under rule 424(b)(3) of the Securities Act of 1933. On October 17, 2013 and October 21, 2013, respectively, the merger was approved by the shareholders of VCBI and United, respectively. Consummation of the merger is still subject to the receipt of all required regulatory approvals as well as other customary conditions.

United has consolidated assets of approximately $8.5 billion with 114 full service offices in West Virginia, Virginia, Maryland, Ohio, Pennsylvania and Washington, D.C. United Bankshares stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its September 30, 2013 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of September 30, 2013 and will adjust amounts preliminarily reported, if necessary.

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Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, noninterest income excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 35%.

GAAP total non-interest income results are adjusted for other-than-temporary impairment charges (OTTI) on certain investment securities and net gains or losses on the sale of securities. Management believes noninterest income without OTTI charges and net securities gains or losses is more indicative of United’s performance because it isolates income that is primarily customer relationship driven and is more indicative of normalized operations. In addition, these items can fluctuate greatly from quarter to quarter and are difficult to predict.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of common equity are presented. These two measures, along with others, are used by management to analyze capital adequacy.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30 2013	September 30 2012	September 30 2013	September 30 2012
EARNINGS SUMMARY:
Interest income, taxable equivalent (non-GAAP)	$78,199	$82,888	$233,042	$249,010
Interest expense	9,075	11,322	27,860	36,194
Net interest income, taxable equivalent (non-GAAP)	69,124	71,566	205,182	212,816
Taxable equivalent adjustment	1,494	1,552	4,527	4,781
Net interest income (GAAP)	67,630	70,014	200,655	208,035
Provision for loan losses	4,777	4,346	14,924	11,915
Noninterest income	18,335	16,634	55,782	49,547
Noninterest expenses	48,585	53,869	145,381	155,383
Income taxes	10,433	9,099	30,164	28,891
Net income	$22,170	$19,334	$65,968	$61,393

PER COMMON SHARE:
Net income:
Basic	$0.44	$0.38	$1.31	$1.22
Diluted	0.44	0.38	1.31	1.22
Cash dividends	$0.31	$0.31	0.93	0.93
Book value			20.19	19.66
Closing market price			$28.98	$24.91
Common shares outstanding:
Actual at period end, net of treasury shares			50,400,944	50,275,998
Weighted average- basic	50,378,613	50,276,074	50,336,741	50,262,089
Weighted average- diluted	50,472,959	50,295,162	50,402,455	50,298,998

FINANCIAL RATIOS:
Return on average assets	1.04%	0.92%	1.05%	0.97%
Return on average shareholders’ equity	8.64%	7.76%	8.72%	8.32%
Average equity to average assets	12.05%	11.92%	12.09%	11.72%
Net interest margin	3.65%	3.87%	3.68%	3.80%

	September 30 2013	September 30 2012	December 31 2012	June 30 2013
PERIOD END BALANCES:
Assets	$8,513,818	$8,381,378	$8,420,013	$8,480,268
Earning assets	7,565,955	7,426,785	7,459,217	7,555,969
Loans, net of unearned income	6,595,495	6,422,613	6,511,416	6,567,178
Loans held for sale	3,760	12,905	17,762	8,364
Investment securities	859,269	766,713	729,402	813,760
Total deposits	6,605,634	6,753,924	6,752,986	6,577,836
Shareholders’ equity	1,017,711	988,429	992,251	1,006,058

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended				Year to Date
	September 2013	September 2012	June 2013	March 2013	September 2013	September 2012
Interest & Loan Fees Income (GAAP)	$76,705	$81,336	$75,485	$76,325	$228,515	$244,229
Tax equivalent adjustment	1,494	1,552	1,509	1,524	4,527	4,781

Interest & Fees Income (FTE) (non-GAAP)	78,199	82,888	76,994	77,849	233,042	249,010
Interest Expense	9,075	11,322	9,282	9,503	27,860	36,194

Net Interest Income (FTE) (non-GAAP)	69,124	71,566	67,712	68,346	205,182	212,816
Provision for Loan Losses	4,777	4,346	4,960	5,187	14,924	11,915

Non-Interest Income:
Fees from trust & brokerage services	4,006	4,170	4,370	3,830	12,206	12,167
Fees from deposit services	10,341	10,521	10,208	9,624	30,173	31,226
Bankcard fees and merchant discounts	1,003	866	899	797	2,699	2,251
Other charges, commissions, and fees	599	513	626	561	1,786	1,690
Income from bank owned life insurance	1,138	1,247	1,185	2,389	4,712	3,791
Mortgage banking income	605	819	739	965	2,309	1,620
Other non-interest revenue	542	686	861	876	2,279	1,992
Net other-than-temporary impairment losses	0	(2,255)	(137)	(834)	(971)	(5,374)
Net gains on sales/calls of investment securities	101	67	348	140	589	184

Total Non-Interest Income	18,335	16,634	19,099	18,348	55,782	49,547

Non-Interest Expense:
Employee compensation	17,269	17,258	16,957	16,604	50,830	53,130
Employee benefits	5,842	5,271	5,675	5,993	17,510	16,286
Net occupancy	4,931	5,060	4,821	5,191	14,943	15,423
Data processing	2,880	3,675	2,813	2,731	8,424	9,523
Amortization of intangibles	479	697	506	534	1,519	2,183
OREO expense	1,535	2,160	2,330	1,270	5,135	6,648
FDIC expense	1,539	1,489	1,564	1,559	4,662	4,539
Other expenses	14,110	18,259	13,881	14,367	42,358	47,651

Total Non-Interest Expense	48,585	53,869	48,547	48,249	145,381	155,383

Income Before Income Taxes (FTE) (non-GAAP)	34,097	29,985	33,304	33,258	100,659	95,065

Tax equivalent adjustment	1,494	1,552	1,509	1,524	4,527	4,781

Income Before Income Taxes (GAAP)	32,603	28,433	31,795	31,734	96,132	90,284

Taxes	10,433	9,099	9,576	10,155	30,164	28,891

Net Income	$22,170	$19,334	$22,219	$21,579	$65,968	$61,393

MEMO: Effective Tax Rate	32.00%	32.00%	30.12%	32.00%	31.38%	32.00%

Note: Non-Interest Income excluding the results of noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities (non-GAAP):

Total Non-Interest Income (GAAP)	$18,335	$16,634	$19,099	$18,348	$55,782	$49,547
Less: Net other-than-temporary impairment losses (GAAP)	0	(2,255)	(137)	(834)	(971)	(5,374)
Less: Net gains on sales/calls of investment securities (GAAP)	101	67	348	140	589	184

Non-Interest Income excluding the results of noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities (non-GAAP)	$18,234	$18,822	$18,888	$19,042	$56,164	$54,737

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	September 30 2013 Q-T-D Average	September 30 2012 Q-T-D Average	September 30 2013	December 31 2012	September 30 2012
Cash & Cash Equivalents	$371,642	$475,549	$342,039	$432,077	$436,328

Securities Available for Sale	711,682	629,531	747,548	625,625	650,145
Held to Maturity Securities	42,303	52,998	42,252	43,467	52,929
Other Investment Securities	67,449	63,725	69,469	60,310	63,639

Total Securities	821,434	746,254	859,269	729,402	766,713

Total Cash and Securities	1,193,076	1,221,803	1,201,308	1,161,479	1,203,041

Loans held for sale	6,116	10,295	3,760	17,762	12,905

Commercial Loans	4,777,437	4,548,687	4,816,823	4,726,292	4,628,401
Mortgage Loans	1,462,539	1,508,239	1,464,347	1,490,306	1,502,227
Consumer Loans	313,094	306,357	322,681	301,182	297,702

Gross Loans	6,553,070	6,363,283	6,603,851	6,517,780	6,428,330

Unearned income	(8,080)	(5,711)	(8,356)	(6,364)	(5,717)

Loans, net of unearned income	6,544,990	6,357,572	6,595,495	6,511,416	6,422,613

Allowance for Loan Losses	(74,712)	(73,398)	(74,571)	(73,901)	(73,748)

Goodwill	375,583	371,778	375,559	375,583	375,583
Other Intangibles	8,805	11,213	8,588	10,107	10,776

Total Intangibles	384,388	382,991	384,147	385,690	386,359

Real Estate Owned	43,217	48,321	42,537	49,484	50,040
Other Assets	348,951	368,515	361,142	368,083	380,168

Total Assets	$8,446,026	$8,316,099	$8,513,818	$8,420,013	$8,381,378

MEMO: Earning Assets	$7,537,329	$7,369,900	$7,565,955	$7,459,217	$7,426,785

Interest-bearing Deposits	$4,792,755	$4,959,606	$4,777,798	$4,928,575	$4,946,725
Noninterest-bearing Deposits	1,796,258	1,754,351	1,827,836	1,824,411	1,807,199

Total Deposits	6,589,013	6,713,957	6,605,634	6,752,986	6,753,924

Short-term Borrowings	410,574	280,319	291,108	314,962	288,482
Long-term Borrowings	383,786	287,661	533,609	284,926	285,000

Total Borrowings	794,360	567,980	824,717	599,888	573,482

Other Liabilities	44,497	42,513	65,756	74,888	65,543

Total Liabilities	7,427,870	7,324,450	7,496,107	7,427,762	7,392,949

Preferred Equity	—	—	—	—	—
Common Equity	1,018,156	991,649	1,017,711	992,251	988,429

Total Shareholders’ Equity	1,018,156	991,649	1,017,711	992,251	988,429

Total Liabilities & Equity	$8,446,026	$8,316,099	$8,513,818	$8,420,013	$8,381,378

MEMO: Interest-bearing Liabilities	$5,587,115	$5,527,586	$5,602,515	$5,528,463	$5,520,207

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Year to Date
Quarterly/Year-to-Date Share Data:	September 2013	September 2012	June 2013	March 2013	September 2013	September 2012

Earnings Per Share:
Basic	$0.44	$0.38	$0.44	$0.43	$1.31	$1.22
Diluted	$0.44	$0.38	$0.44	$0.43	$1.31	$1.22

Common Dividend Declared Per Share:	$0.31	$0.31	$0.31	$0.31	$0.93	$0.93

High Common Stock Price	$29.45	$26.40	$26.84	$27.24	$29.45	$30.91
Low Common Stock Price	$26.04	$22.54	$24.46	$24.80	$24.46	$22.54

Average Shares Outstanding (Net of Treasury Stock):
Basic	50,378,613	50,276,074	50,345,733	50,301,875	50,336,741	50,262,089
Diluted	50,472,959	50,295,162	50,402,194	50,331,503	50,402,455	50,298,998

Memorandum Items:

Tax Applicable to Security Sales/Calls	$35	$23	$122	$49	$206	$64

Common Dividends	$15,624	$15,589	$15,613	$15,605	$46,842	$46,764

Dividend Payout Ratio	70.47%	80.63%	70.27%	72.32%	71.01%	76.17%

			September 2013	September 2012	June 2013	March 2013
EOP Share Data:

Book Value Per Share			$20.19	$19.66	$19.98	$19.87
Tangible Book Value Per Share (1)			$12.57	$11.98	$12.34	$12.22

52-week High Common Stock Price			$29.45	$30.91	$27.24	$29.45
Date			09/25/13	03/19/12	03/15/13	04/02/12
52-week Low Common Stock Price			$23.02	$19.06	$22.54	$22.54
Date			11/16/12	10/04/11	08/02/12	08/02/12

EOP Shares Outstanding (Net of Treasury Stock):			50,400,944	50,275,998	50,360,373	50,337,922

Memorandum Items:

EOP Employees (full-time equivalent)			1,542	1,597	1,546	1,527

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)			$1,017,711	$988,429	$1,006,058	$1,000,249
Less: Total Intangibles			(384,147)	(386,359)	(384,649)	(385,156)

Tangible Equity (non-GAAP)			$633,564	$602,070	$621,409	$615,093
÷ EOP Shares Outstanding (Net of Treasury Stock)			50,400,944	50,275,998	50,360,373	50,337,922
Tangible Book Value Per Share (non-GAAP)			$12.57	$11.98	$12.34	$12.22

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended						Year to Date
	September 2013	September 2012	June 2013		March 2013		September 2013		September 2012

Selected Yields and Net Interest Margin:

Loans	4.44%	4.85%	4.49%		4.61%		4.51%		4.96%
Investment Securities	2.76%	3.28%	2.55%		2.59%		2.63%		3.09%
Money Market Investments/FFS	0.26%	0.18%	0.27%		0.23%		0.26%		0.24%
Average Earning Assets Yield	4.12%	4.48%	4.15%		4.28%		4.19%		4.45%
Interest-bearing Deposits	0.54%	0.63%	0.57%		0.58%		0.56%		0.65%
Short-term Borrowings	0.27%	0.08%	0.21%		0.26%		0.24%		0.09%
Long-term Borrowings	2.31%	4.73%	3.11%		3.31%		2.84%		4.78%
Average Liability Costs	0.64%	0.81%	0.67%		0.70%		0.67%		0.85%
Net Interest Spread	3.48%	3.67%	3.48%		3.58%		3.52%		3.60%
Net Interest Margin	3.65%	3.87%	3.65%		3.75%		3.68%		3.80%

Selected Financial Ratios:

Return on Average Common Equity	8.64%	7.76%	8.81%		8.72%		8.72%		8.32%
Return on Average Assets	1.04%	0.92%	1.07%		1.05%		1.05%		0.97%
Efficiency Ratio	53.31%	56.44%	52.78%		53.15%		53.08%		54.77%

			September 2013		September 2012		June 2013		March 2013
Loan / Deposit Ratio			99.85%		95.09%		99.84%		96.77%
Allowance for Loan Losses/ Loans, Net of Unearned Income			1.13%		1.15%		1.14%		1.15%
Allowance for Credit Losses (1)/ Loans, Net of Unearned Income			1.16%		1.18%		1.17%		1.18%
Nonaccrual Loans / Loans, Net of Unearned Income			1.00%		1.27%		1.15%		1.14%
90-Day Past Due Loans/ Loans, Net of Unearned Income			0.15%		0.19%		0.16%		0.13%
Non-performing Loans/ Loans, Net of Unearned Income			1.26%		1.53%		1.43%		1.35%
Non-performing Assets/ Total Assets			1.48%		1.77%		1.63%		1.64%
Primary Capital Ratio			12.74%		12.58%		12.65%		12.83%
Shareholders’ Equity Ratio			11.95%		11.79%		11.86%		12.03%
Price / Book Ratio			1.44	x	1.27	x	1.32	x	1.34	x
Price / Earnings Ratio			16.49	x	16.20	x	15.00	x	15.52	x

Note: (1) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Asset Quality Data:		September 2013	September 2012	December 2012	June 2013	March 2013

EOP Non-Accrual Loans		$66,081	$81,861	$71,559	$75,811	$73,811
EOP 90-Day Past Due Loans		9,697	12,475	18,068	10,280	8,301
EOP Restructured Loans		7,342	4,091	3,175	7,909	5,309

Total EOP Non-performing Loans		$83,120	$98,427	$92,802	$94,000	$87,421

EOP Other Real Estate Owned		42,537	50,040	49,484	44,416	48,850

Total EOP Non-performing Assets		$125,657	$148,467	$142,286	$138,416	$136,271

	Three Months Ended				Year to Date
Allowance for Credit Losses:(1)	September 2013	September 2012	June 2013	March 2013	September 2013	September 2012

Beginning Balance	$76,619	$75,525	$76,043	$75,557	$75,557	$75,727
Provision for Credit Losses (3)	4,928	4,022	5,120	5,416	15,464	11,850

	81,547	79,547	81,163	80,973	91,021	87,577
Gross Charge-offs	(5,152)	(4,453)	(5,308)	(5,184)	(15,644)	(14,375)
Recoveries	372	442	764	254	1,390	2,334

Net Charge-offs	(4,780)	(4,011)	(4,544)	(4,930)	(14,254)	(12,041)

Ending Balance	$76,767	$75,536	$76,619	$76,043	$76,767	$75,536

Notes:

(1)	Includes allowances for loan losses and lending-related commitments.
(2)	Restructured loans with an aggregate balance of $1,277, $375, and $375 at September 30, 2012, December 31, 2012, and March 31, 2013, respectively, were on nonaccrual status, but are not included in the “EOP Non-Accrual Loans.” No restructured loans were on nonaccrual status at September 30, 2013 and June 30, 2013.
(3)	Includes the Provision for Loan Losses and a provision for lending-related commitments included in Other Expenses.